Exhibit 4.2

EIGHTH

SUPPLEMENTAL

INDENTURE

between

ATHENE HOLDING LTD.,

as

Issuer,

and

U.S. BANK TRUST COMPANY,

NATIONAL ASSOCIATION,

as

Trustee

Dated as of December 31, 2023

EIGHTH SUPPLEMENTAL INDENTURE, dated as of December 31, 2023 (this “Eighth Supplemental Indenture”), between Athene Holding Ltd., a Delaware Corporation (the “Company”) (as successor to Athene Holding Ltd., a Bermuda exempted company limited by shares (“Athene Bermuda”)), and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), a national banking association, as trustee (the “Trustee”), supplementing the Indenture, dated as of January 12, 2018 (the “Original Indenture”), between the Company and the Trustee.

RECITALS

WHEREAS, Athene Bermuda executed and delivered the Original Indenture to the Trustee to be supplemented from time to time as might be determined by the Athene Bermuda under the Original Indenture;

WHEREAS, pursuant to the First Supplemental Indenture to the Original Indenture dated as of January 12, 2018 (the “First Supplemental Indenture”), entered into between the Athene Bermuda and the Trustee, Athene Bermuda issued a series of Securities designated as its 4.125% Senior Notes due 2028 (the “2028 Notes”);

WHEREAS, pursuant to the Second Supplemental Indenture to the Original Indenture dated as of April 3, 2020 (the “Second Supplemental Indenture”), entered into between the Athene Bermuda and the Trustee, Athene Bermuda issued a series of Securities designated as its 6.150% Senior Notes due 2030 (the “2030 Notes”);

WHEREAS, pursuant to the Third Supplemental Indenture to the Original Indenture dated as of October 8, 2020 (the “Third Supplemental Indenture”), entered into between the Athene Bermuda and the Trustee, Athene Bermuda issued a series of Securities designated as its 3.500% Senior Notes due 2031 (the “2031 Notes”);

WHEREAS, pursuant to the Fourth Supplemental Indenture to the Original Indenture dated as of May 25, 2021 (the “Fourth Supplemental Indenture”), entered into between the Athene Bermuda and the Trustee, Athene Bermuda issued a series of Securities designated as its 3.950% Senior Notes due 2051 (the “2051 Notes”);

WHEREAS, pursuant to the Fifth Supplemental Indenture to the Original Indenture dated as of December 13, 2021 (the “Fifth Supplemental Indenture”), entered into between the Athene Bermuda and the Trustee, Athene Bermuda issued a series of Securities designated as its 3.450% Senior Notes due 2052 (the “2052 Notes”);

WHEREAS, pursuant to the Sixth Supplemental Indenture to the Original Indenture dated as of November 21, 2022 (the “Sixth Supplemental Indenture”), entered into between the Athene Bermuda and the Trustee, Athene Bermuda issued a series of Securities designated as its 6.650% Senior Notes due 2033 (the “2033 Notes”);

WHEREAS, pursuant to the Seventh Supplemental Indenture to the Original Indenture dated as of December 12, 2023 (the “Seventh Supplemental Indenture”), entered into between the Athene Bermuda and the Trustee, Athene Bermuda issued a series of Securities designated as its 5.875% Senior Notes due 2034 (the “2034 Notes”);

WHEREAS, Athene Bermuda has changed its place of incorporation from Bermuda to Delaware in a redomestication (the “Redomestication”) with Athene Holding Ltd., a corporation organized in the State of Delaware as the continuing company;

WHEREAS, Athene Holding Ltd. has discontinued as a Bermuda exempted company pursuant to Section 132G of the Companies Act 1981 of Bermuda and, pursuant to Section 265 of the General Corporation Law of the State of Delaware (the “DGCL”), the Company continues its existence under the DGCL as Athene Holding Ltd;

WHEREAS, Section 9.01(6) of the Original Indenture provides, in part, that Athene Bermuda and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto, without the consent of the Securityholders, to make any change that does not adversely affect the rights of any Securityholder in any material respect;

WHEREAS, the Company has delivered to the Trustee, or caused to be delivered to the Trustee on its behalf, an opinion of counsel and an officer’s certificate stating that (i) the Redomestication and this Eighth Supplemental Indenture comply with Article IX of the Original Indenture, (ii) the execution of this Eighth Supplemental Indenture is authorized or permitted by the Indenture and (iii) all conditions precedent provided for in the Indenture relating to the Redomestication, including the execution of this Eighth Supplemental Indenture, have been complied with;

WHEREAS, the Company has requested that the Trustee, in respect to the Redomestication, execute and deliver this Eighth Supplemental Indenture in such capacity; and

WHEREAS, all requirements necessary to make this Eighth Supplemental Indenture a valid instrument in accordance with its terms, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been done and performed, and the execution and delivery of this Eighth Supplemental Indenture has been duly authorized in all respects.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, and for the purpose of setting forth, as provided in the Indenture, and the terms, provisions and conditions thereof, the parties hereto hereby agree as follows:

ARTICLE I

REDOMESTICATION

SECTION 1.01 Definitions.

Unless the context otherwise requires or unless otherwise set forth herein:

(a)	a term not defined herein that is defined in the Original Indenture, has the same meaning when used in this Eighth Supplemental Indenture;

(b)

the definition of any term in this Eighth Supplemental Indenture that is also defined in the Original Indenture, shall for the purposes of this Eighth Supplemental Indenture supersede the definition of such term in the Original Indenture;

(c)	a term defined anywhere in this Eighth Supplemental Indenture has the same meaning throughout this Eighth Supplemental Indenture;

(d)

the definition of a term in this Eighth Supplemental Indenture is not intended to have any effect on the meaning or definition of an identical term that is defined in the Original Indenture insofar as the use or effect of such term in the Original Indenture, as previously defined, is concerned;

(e)	the singular includes the plural and vice versa; and

(f)	headings are for convenience of reference only and do not affect interpretation.

“Business Day” means, with respect to any series of Securities, any day other than (i) a Saturday or Sunday or (ii) a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Effective Date” means the date hereof set forth in the introductory paragraph of this Eighth Supplemental Indenture.

“Indenture” means the Original Indenture, as supplemented by the First Supplemental Indenture, as supplemented by the Second Supplemental Indenture, as supplemented by the Third Supplemental Indenture, as supplemented by the Fourth Supplemental Indenture, as supplemented by the Fifth Supplemental Indenture, as supplemented by the Sixth Supplemental Indenture, as supplemented by the Seventh Supplemental Indenture and as supplemented by this Eighth Supplemental Indenture.

SECTION 1.02. Assumption of Obligations. Pursuant to, and in compliance and accordance with, Article IX of the Original Indenture, the Company hereby expressly assumes, from and after the Effective Date of the Redomestication, all of the liabilities and obligations of Athene Bermuda under the Indenture, the 2028 Notes, the 2030 Notes, the 2031 Notes, the 2051 Notes, the 2052 Notes, the 2033 Notes and the 2034 Notes.

SECTION 1.03. Succession and Substitution. Pursuant to, and in compliance and accordance with, Section 9.01(6) of the Original Indenture, the Company from and after the Effective Date, by virtue of the aforesaid assumption and the delivery of this Eighth Supplemental Indenture, shall succeed to, and be substituted for, and may exercise every right and power of, Athene Bermuda under the Original Indenture, as supplemented by the First Supplemental Indenture, as supplemented by the Second Supplemental Indenture, as supplemented by the Third Supplemental Indenture, as supplemented by the Fourth Supplemental Indenture, as supplemented by the Fifth Supplemental Indenture, as supplemented by the Sixth Supplemental Indenture, and as supplemented by the Seventh Supplemental Indenture, with the same effect as if the Company had originally been named in the Original Indenture, as so supplemented, as the Issuer.

SECTION 1.04 Representations and Warranties.

(a) The Company represents and warrants that (i) it has all necessary power and authority to execute and deliver this Eighth Supplemental Indenture and to perform the obligations under the Indenture, (ii) immediately after giving effect to the Redomestication and this Eighth Supplemental Indenture, no Event of Default, and no event which, after notice or lapse of time, or both, would constitute an Event of Default, has occurred and is continuing and (iii) this Eighth Supplemental Indenture is executed and delivered pursuant to Article IX and Section 9.01(6) of the Original Indenture and does not require the consent of any Securityholders.

(b) The Company represents and warrants that (i) it is the successor of Athene Bermuda pursuant to the Redomestication effected in accordance with applicable law and (ii) it is an entity organized and existing under the laws of Delaware.

SECTION 1.05 Effectiveness. This Eighth Supplemental Indenture shall be deemed to have become effective, and the provisions provided for in this Eighth Supplemental Indenture shall be deemed to have become operative, immediately upon consummation of the Redomestication; provided, however:

(a) the Trustee shall have executed a counterpart of this Eighth Supplemental Indenture and shall have received one or more counterparts of this Eighth Supplemental Indenture executed by the Company; and

(b) the Trustee shall have received the Officer’s Certificate and Opinion of Counsel described in the recitals of this Eighth Supplemental Indenture.

SECTION 1.06 Ratification of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Eighth Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

ARTICLE II

MISCELLANEOUS PROVISIONS

SECTION 2.01 Other Supplemental Indentures. To the extent the terms of the Indenture are amended as provided herein, no such amendment shall in any way affect the terms of any such other supplemental indenture or series of Securities, provided that any references to “Bermuda Business Day” in any such other supplemental indenture, including the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture or the related series of Securities shall be deleted in their entirety and replaced with “Business Day” as defined in Section 1.01 above. This Eighth Supplemental Indenture shall otherwise relate and apply solely to the Redomestication.

SECTION 2.02 Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company, and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Eighth Supplemental Indenture.

SECTION 2.03 Ratification and Incorporation of Indenture. As supplemented hereby, the Indenture is in all respects ratified and confirmed, and the Indenture and this Eighth Supplemental Indenture shall be read, taken and construed as one and the same instrument.

SECTION 2.04 Governing Law. This Eighth Supplemental Indenture shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

SECTION 2.05 Severability. In case any one or more of the provisions contained in this Eighth Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Eighth Supplemental Indenture, but this Eighth Supplemental Indenture shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

SECTION 2.06 Executed in Counterparts. This Eighth Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Eighth Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Eighth Supplemental Indenture as to the parties hereto and may be used in lieu of the original Eighth Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or other electronic transmission bearing a manual, facsimile or other electronic signature shall be deemed to be their original signatures for all purposes.

Unless otherwise provided herein, the words “execute”, “execution”, “signed”, and “signature” and words of similar import used in or related to any document to be signed in connection with this Eighth Supplemental Indenture, any of the transactions contemplated hereby (including amendments, waivers, consents and other modifications) shall be deemed to include electronic signatures and the keeping of records in electronic form, including DocuSign or such other digital signature provider as specified in writing to Trustee by an authorized representative, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as applicable, to the fullest extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other similar state laws based on the Uniform Electronic Transactions Act, provided that, notwithstanding anything herein to the contrary, the Trustee is not under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by such Trustee pursuant to procedures approved by such Trustee. The Company agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

SECTION 2.07 Trust Indenture Act Controls. If any provision of this Eighth Supplemental Indenture limits, qualifies or conflicts with another provision hereof which is required to be included in this Eighth Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

SECTION 2.08. Merger or Consolidation of Trustee. Any organization or entity into which the Trustee may be merged or converted or with which it may be consolidated, or any organization or entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any organization or entity succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such organization or entity shall be otherwise qualified and eligible under this Article II, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Eighth Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized, all as of the day and year first above written.

ATHENE HOLDING LTD., As Issuer

By:	/s/ Matin P. Klein
Name:	Martin P. Klein
Title:	Chief Financial Officer

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, As Trustee

By:	/s/ Bradley Scarbrough
Name:	Bradley Scarbrough
Title:	Vice President

[Signature Page to Eighth Supplemental Indenture]